Exhibit 99.1

Sigma Designs, Inc. Announces Two New Directors Appointed to the Board of Directors

Board Working Towards Divesting Remaining Assets and Completing Liquidation Plan

Fremont, CA – February 27, 2018 — Sigma Designs, Inc.® (NASDAQ: SIGM) today announced the appointment Mr. Saleel Awsare, currently vice president and general manager, Audio and Imaging Business, at Synaptics Incorporated (NASDAQ: SYNA) to Sigma’s Board of Directors, effective February 25, 2018. Mr. Awsare will serve on the Audit, Compensation and Nominating/Governance committees.

In addition, Mr. Elias Nader, Sigma’s interim President, Chief Executive Officer and current Chief Financial Officer, has been appointed to the Board of Directors, effective February 25, 2018. These two appointments bring the total number of board members to four.

“We are pleased to add Saleel to our board during this important time for Sigma Designs. His background in the semiconductor industry and experience as a member of Conexant’s leadership team during their sale to Synaptics will be valuable as we continue the process to divest our remaining assets and complete our previously announced liquidation plan,” said J. Michael Dodson, Lead Independent Director of Sigma Designs’ Board of Directors.

Prior to his current role at Synaptics, Mr. Awsare served as president of Conexant Systems, LLC, which was acquired by Synaptics in 2017. Before joining Conexant, Mr. Awsare served as president of Nuvoton's U.S. operations and general manager of the company’s audio and voice divisions. In 2008, Mr. Awsare started the audio product line within Nuvoton, a spin-off of Winbond Electronics. Prior to Nuvoton, Mr. Awsare was the executive vice president and general manager of mixed signal products for Winbond Electronics Corporation America. Before Winbond, Mr. Awsare was director of engineering for Information Storage Devices, where he was part of the team that developed the first single-chip analog voice playback and record product based on embedded flash technology.

Mr. Awsare holds a B.S. from Stevens Institute of Technology and an M.S. from Santa Clara University. He has several patents and has written for multiple publications.

About Sigma Designs, Inc.

Sigma Designs, Inc.® (NASDAQ: SIGM) is a world leader in enabling smart home convergence. The company designs and builds semiconductor technologies for Internet of Things (IoT) smart home devices. For more information about Sigma Designs, please visit: www.sigmadesigns.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Mr. Awsare’s anticipated contribution to Sigma Designs and Sigma Designs’ plans to continue the process of divesting its assets and completing its previously announced liquidation plan. These forward-looking statements, which may be identified by words such as “will,” “continue” and “plan,” and similar words, phrases or expressions indicating belief or prospective events, are based on current expectations and beliefs of the management of Sigma Designs, as well as assumptions made by, and information currently available to, such management, and involve risks and uncertainties, many of which are beyond Sigma Designs’ and its management’s control, and which may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular risks and uncertainties that could materially affect future results and which may cause actual results to differ materially from those contained in the forward-looking statements include any risks associated with Sigma Designs’ continued process to divest its remaining assets and its plan to complete its previously announced liquidation plan, such as: (1) the risk that Sigma Designs’ liquidation plan and planned divestitures of assets, including the timing of such planned events, is affected or delayed by external events beyond the control of Sigma Designs or by third parties involved in such transactions, (2) the risk that any conditions to the closing of any transactions required to complete the planned divestitures and/or planned liquidation are not satisfied; (3) uncertainties as to the timing of the consummation of such transactions and the ability of each party involved to consummate such transactions; (4) risks that the planned divestitures and/or planned liquidation disrupts the current plans and operations of Sigma Designs; (5) unexpected costs, charges or expenses, or unexpected tax consequences, resulting from the planned divestitures and/or planned liquidation; (6) potential adverse reactions or changes to business relationships resulting from Sigma Designs’ continued process towards completing the planned divestitures and/or planned liquidation; and (7) the ability of Sigma Designs to continue to explore ways to increase the available cash for distribution to shareholders through the planned divestitures and planned liquidation.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with Sigma Designs’ filings with the Securities and Exchange Commission (“SEC”), including the risks set forth in the “Risk Factors” section of Sigma Designs’ public reports filed with the SEC, including its Form 10-K for the fiscal year ended January 28, 2017, which you may obtain for free at the SEC’s website at http://www.sec.gov, and which discuss additional important risk factors that may affect Sigma Designs’ business, results of operations and financial conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. In addition, Sigma Designs may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Sigma Designs undertakes no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:

Jim Fanucchi

Darrow Associates, Inc.

(408) 404-5400

IR@sigmadesigns.com